Exhibit 99.1

U.S. CONCRETE ANNOUNCES SECOND QUARTER 2020 RESULTS

EULESS, TEXAS – August 4, 2020 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 RESULTS AND HIGHLIGHTS(1)

•Consolidated revenue was $322.7 million
•Aggregate products revenue was $54.5 million, an all-time quarterly high
•Aggregate products Adjusted EBITDA was $21.6 million, an all-time quarterly high
•Operating income more than tripled from the prior year second quarter to $21.6 million
•Net income increased to $6.5 million from $0.9 million in the prior year second quarter
•Total Adjusted EBITDA(2) increased 13.3% to $47.6 million as compared to $42.0 million in the prior year second quarter
•Net income margin of 2.0% and Total Adjusted EBITDA Margin(2) of 14.8%.
•Net cash provided by operating activities was $40.1 million, more than double the prior year second quarter
•Adjusted Free Cash Flow(2) was $33.3 million, more than double the prior year second quarter
•Available liquidity of $334.8 million as of June 30, 2020

(1) Certain computations within this press release may reflect rounding adjustments.
(2) Total Adjusted EBITDA, Adjusted Free Cash Flow and related margins are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release.

        Ronnie Pruitt, President and Chief Executive Officer of U.S. Concrete, Inc. highlighted, “While today’s release is about our second quarter financial results, I want to acknowledge that we are operating in a remarkably challenging environment, and I want to thank our employees, suppliers, customers and financial stakeholders for their dedication and resilience.

“We are very pleased to report our Total Adjusted EBITDA Margin for the second quarter of 2020 was 14.8%, a significant improvement over the prior year second quarter. A comprehensive review of our operations and decisive action by our managers, combined with the highly variable nature of our cost structure, allowed us to achieve these margins, despite the unprecedented disruption in several of our key markets.”

Mr. Pruitt continued, "We continue to realize the strategic value of the Coram Materials acquisition, and I’m pleased by the successful integration of that important operation. Our growing presence as a third-party provider of critical aggregate products supports the underlying demand trends in all major markets where we operate. This was evident as we achieved all-time quarterly high revenue and Adjusted EBITDA in our aggregate products segment during the second quarter of 2020.

“Our employees’ ability to address rapid changes in our markets during the quarter demonstrates their flexibility and resolve. This is most evident in our re-engineering efforts and sustainable cost containment initiatives that resulted in the operating performance improvements and set the framework to address future changes to our business and demand for our products."

OPERATING RESULTS

AGGREGATE PRODUCTS SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions except selling prices)	2020	2019	2020	2019
Aggregate Products Segment:
Sales to external customers	$38.2	$36.2	$69.3	$67.9
Intersegment sales	16.3	13.3	28.8	24.5
Total aggregate products revenue	$54.5	$49.5	$98.1	$92.4

Adjusted EBITDA	$21.6	$12.2	$32.9	$22.6

Aggregate Products Data:
ASP per ton(1)	$12.83	$11.83	$12.56	$11.96
Sales volume in thousand tons	3,188	2,878	5,820	5,376
(1) The calculation of ASP excludes certain other ancillary revenue and certain freight revenue.  The Company defines revenue for its aggregate products ASP calculation as amounts billed to external and internal customers for coarse and fine aggregate products, excluding delivery charges.  The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.

Aggregate products revenue increased $5.0 million in the 2020 second quarter to an all-time high of $54.5 million, resulting from a 10.8% increase in sales volume and an 8.5% increase in average selling price related to the favorable mix of products sold compared to the second quarter of 2019. Aggregate products Adjusted EBITDA of $21.6 million in the 2020 second quarter increased 77.0% from the second quarter of 2019, primarily related to improved operating efficiencies, increased production volume at our Texas aggregates operations, and the profitability from the Coram Materials acquisition.

READY-MIXED CONCRETE SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions except selling prices)	2020	2019	2020	2019
Ready-Mixed Concrete Segment:
Revenue	$272.4	$314.0	$564.6	$604.4
Adjusted EBITDA	$38.1	$38.1	$69.8	$72.6

Ready-Mixed Concrete Data:
Average selling price ("ASP") per cubic yard(1)	$137.18	$138.40	$140.77	$138.97
Sales volume in thousand cubic yards	1,982	2,264	4,003	4,342

(1) Calculation excludes certain ancillary revenue that is reported within the segment.

Revenue from the ready-mixed concrete segment for the second quarter of 2020 decreased $41.6 million, or 13.2%, compared to the prior year second quarter, as our New York City and California markets were impacted by temporary restrictions and delays in certain construction activity related to the COVID-19 pandemic. Despite the volume decline, actions taken from our business contingency plans in the form of labor management, concrete mix optimization, higher asset utilization and delivery efficiencies, which included lower fuel costs, resulted in second quarter 2020 Adjusted EBITDA equal to the the second quarter of 2019. While the Company recognized resilient and increased pricing in each of its operating regions in the second quarter of 2020, overall ASP declined due to changes in the product and geographical mix of revenue compared to the second quarter of 2019.

CONSOLIDATED SECOND QUARTER 2020 RESULTS COMPARED TO SECOND QUARTER 2019
Consolidated revenue decreased as compared to the prior year second quarter, primarily as a result of lower ready-mixed concrete volumes stemming from the COVID-19 pandemic, which were partially offset by record revenue from aggregate products. Revenue declined significantly in April but improved progressively month-to-month throughout the second quarter as the definition of essential services evolved in each market and restrictions were modified. During the second quarter of 2020, operating income was $21.6 million compared to $6.0 million in the second quarter of 2019, with an operating income margin of 6.7% compared to 1.6% in the second quarter of 2019. The improvement in operating income resulted from our aggressive cost containment measures, operating efficiencies, continued focus on our operating margin, and growth from our aggregate products segment, which included our Coram Materials acquisition, as well as lower fuel costs.

Selling, general and administrative expense (“SG&A”) as a percentage of revenue was 9.8% in the 2020 second quarter compared to 10.7% in the prior year second quarter. SG&A decreased $7.5 million, or 19.1%, for the 2020 second quarter, in comparison to the 2019 second quarter, primarily as a result of a lower non-cash stock-based compensation expense. In addition, management implemented cost-cutting measures throughout the Company in response to the COVID-19 pandemic, particularly impacting travel, entertainment, and labor. These improvements were partially offset by realignment initiative costs. On a non-GAAP basis, Adjusted SG&A, which excludes non-cash stock compensation, acquisition-related costs and realignment initiative costs, was 8.8% of revenue in the 2020 second quarter compared to 7.8% in the prior year second quarter, with reduced leverage due to the lower sales volumes stemming from the COVID-19 pandemic. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

BALANCE SHEET AND LIQUIDITY
        Net cash provided by operating activities in the 2020 second quarter more than doubled to $40.1 million, compared to $18.7 million in the prior year second quarter. The Company’s Adjusted Free Cash Flow in the 2020 second quarter more than doubled to $33.3 million, compared to $14.1 million in the prior year second quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

        At June 30, 2020, the Company had cash and cash equivalents of $17.5 million and total debt of $758.9 million, resulting in Net Debt of $741.4 million. Net Debt increased $94.7 million from December 31, 2019 due primarily to the acquisition of Coram Materials in February 2020. At June 30, 2020, the Company had available borrowing capacity of $137.3 million under its revolving credit facility and $180.0 million under its delayed draw term loan facility, resulting in total liquidity of $334.8 million when combined with its cash balances. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

CONFERENCE CALL AND WEBCAST DETAILS
U.S. Concrete will host a conference call on Tuesday, August 4, 2020 at 8:30 a.m. Eastern Time (7:30 a.m. Central Time), to review its second quarter 2020 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 4483164 at least 20 minutes before the conference call begins and ask for the U.S. Concrete conference call.

A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 20 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com.

ABOUT U.S. CONCRETE
U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of New York City, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade.  U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets.

For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. These risks and uncertainties also include the effects of COVID-19; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of the COVID-19 pandemic on our business, the economy and the markets we serve.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises.

Non-GAAP Financial Measures
Included in this press release are certain non-GAAP financial measures that we believe are useful for investors.  These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

Reconciliations and definitions of the non-GAAP financial measures used in this press release are included at the end of this press release.  Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures.

(Tables Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$322.7	$367.5	$657.1	$700.6
Cost of goods sold before depreciation, depletion and amortization	250.1	296.8	524.0	565.2
Selling, general and administrative expenses	31.7	39.2	65.4	71.3
Depreciation, depletion and amortization	25.2	25.1	48.6	47.9
Change in value of contingent consideration	(5.8)	0.3	(5.5)	1.3
Loss (gain) on sale/disposal of assets, net	(0.1)	0.1	(0.1)	1.0
Operating income	21.6	6.0	24.7	13.9
Interest expense, net	11.4	11.6	22.8	23.2
Other income, net	(0.6)	(7.2)	(1.2)	(7.6)
Income (loss) before income taxes	10.8	1.6	3.1	(1.7)
Income tax expense (benefit)	4.3	0.7	(0.6)	—
Net income (loss)	6.5	0.9	3.7	(1.7)
Less: Net income (loss) attributable to non-controlling interest	(0.1)	0.2	0.2	0.3
Net income (loss) attributable to U.S. Concrete	$6.6	$0.7	$3.5	$(2.0)

Earnings (loss) per share attributable to U.S. Concrete:
Basic	$0.39	$0.04	$0.21	$(0.12)
Diluted	$0.39	$0.04	$0.21	$(0.12)

Weighted average shares outstanding:
Basic	16.6	16.4	16.6	16.4
Diluted	16.6	16.4	16.6	16.4

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17.5	$40.6
Trade accounts receivable, net	204.7	233.1
Inventories	65.2	59.0
Other receivables, net	13.1	8.4
Prepaid expenses and other	6.5	7.9
Total current assets	307.0	349.0
Property, plant and equipment, net	794.1	673.5
Operating lease assets	70.3	69.8
Goodwill	239.5	239.5
Intangible assets, net	81.9	92.4
Other assets	11.7	9.1
Total assets	$1,504.5	$1,433.3
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.2	$136.4
Accrued liabilities	75.1	63.5
Current maturities of long-term debt	34.1	32.5
Current operating lease liabilities	13.7	12.9
Total current liabilities	250.1	245.3
Long-term debt, net of current maturities	724.8	654.8
Long-term operating lease liabilities	59.8	59.7
Other long-term obligations and deferred credits	38.5	49.1
Deferred income taxes	56.4	54.8
Total liabilities	1,129.6	1,063.7
Commitments and contingencies
Equity:
Additional paid-in capital	358.4	348.9
Retained earnings	31.3	31.1
Treasury stock, at cost	(37.9)	(36.6)
Total shareholders' equity	351.8	343.4
Non-controlling interest	23.1	26.2
Total equity	374.9	369.6
Total liabilities and equity	$1,504.5	$1,433.3

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six months ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3.7	$(1.7)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	48.6	47.9
Amortization of debt issuance costs	1.0	0.9
Change in value of contingent consideration	(5.5)	1.3
Loss (gain) on sale/disposal of assets, net	(0.1)	1.0
Gains from eminent domain matter and property insurance claims	—	(6.0)
Deferred income taxes	2.6	2.5
Provision for doubtful accounts and customer disputes	1.0	1.3
Stock-based compensation	6.2	11.1
Other, net	(0.8)	(0.6)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	24.9	(13.1)
Inventories	1.7	(1.6)
Prepaid expenses and other current assets	(3.0)	(4.6)
Other assets and liabilities	2.7	(0.7)
Accounts payable and accrued liabilities	1.1	2.9
Net cash provided by operating activities	84.1	40.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14.2)	(18.1)
Payment for acquisition of business	(140.2)	—
Proceeds from sale of businesses and property, plant and equipment	0.3	0.7
Proceeds from eminent domain matter and property insurance claims	—	6.0
Net cash used in investing activities	(154.1)	(11.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolver borrowings	260.8	163.3
Repayments of revolver borrowings	(204.3)	(157.8)
Proceeds from stock option exercises	—	0.2
Payments of other long-term obligations	(9.9)	(11.6)
Payments for finance leases, promissory notes and other	(10.8)	(16.2)
Debt issuance costs	(2.2)	—
Shares redeemed for employee income tax obligations	(1.2)	(2.2)
Other proceeds	14.5	—
Net cash provided by (used in) financing activities	46.9	(24.3)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	(0.1)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(23.1)	4.8
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	40.6	20.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17.5	$24.8

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin
Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, and realignment initiative costs. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) (in millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total Adjusted EBITDA Reconciliation
Net income (loss)	$6.5	$0.9	$3.7	$(1.7)
Add/(subtract): Income tax expense (benefit)	4.3	0.7	(0.6)	—
Income (loss) before income taxes	10.8	1.6	3.1	(1.7)
Add: Depreciation, depletion and amortization	25.2	25.1	48.6	47.9
Add: Interest expense, net	11.4	11.6	22.8	23.2
Add: Non-cash stock compensation expense	2.5	9.4	6.2	11.1
Add/(subtract): Non-cash change in value of contingent consideration	(5.8)	0.3	(5.5)	1.3
Add: Purchase accounting adjustments for inventory	2.6	—	4.2	—
Add: Acquisition-related costs	—	0.7	1.3	0.8
Add: Realignment initiative costs	0.9	—	0.9	—
Add: Officer transition expenses	—	0.6	0.2	0.6
Add: Loss on mixer truck fire	—	0.1	—	0.7
Subtract: Eminent domain matter	—	(5.3)	—	(5.3)
Subtract: Hurricane-related loss recoveries, net	—	(2.1)	—	(2.1)
Total Adjusted EBITDA	$47.6	$42.0	$81.8	$76.5

Net income (loss) margin	2.0%	0.2%	0.6%	(0.2)%
Total Adjusted EBITDA Margin	14.8%	11.4%	12.4%	10.9%

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income, excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, purchase accounting adjustments for inventory and loss (gain) on sale/disposal of assets and business, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Gross Profit Reconciliation
Operating income	$21.6	$6.0	$24.7	$13.9
Add: Depreciation, depletion and amortization	25.2	25.1	48.6	47.9
Add: Selling, general and administrative expenses	31.7	39.2	65.4	71.3
Add/(subtract): Change in value of contingent consideration	(5.8)	0.3	(5.5)	1.3
Add: Purchase accounting adjustments for inventory	2.6	—	4.2	—
Add/(subtract): Loss (gain) on sale/disposal of assets, net	(0.1)	0.1	(0.1)	1.0
Adjusted Gross Profit	$75.2	$70.7	$137.3	$135.4

Operating income margin	6.7%	1.6%	3.8%	2.0%
Adjusted Gross Profit Margin	23.3%	19.2%	20.9%	19.3%

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue
Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related costs, officer transition costs, and realignemnt initiative cost. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted SG&A Reconciliation
Selling, general and administrative expenses	$31.7	$39.2	$65.4	$71.3
Subtract: Non-cash stock compensation expense	(2.5)	(9.4)	(6.2)	(11.1)
Subtract: Acquisition-related costs	—	(0.7)	(1.3)	(0.8)
Subtract: Realignment initiative costs	(0.9)	—	(0.9)	—
Subtract: Officer transition expenses	—	(0.6)	(0.2)	(0.6)
Adjusted SG&A	$28.3	$28.5	$56.8	$58.8

SG&A as a percentage of revenue	9.8%	10.7%	10.0%	10.2%
Adjusted SG&A as a percentage of revenue	8.8%	7.8%	8.6%	8.4%

Adjusted Net Income (Loss) Attributable to U.S. Concrete and Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share
Adjusted Net Income (Loss) Attributable to U.S. Concrete and Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income (Loss) Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, net of taxes, income tax expense (benefit) and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, and realignment initiative costs. We also adjust Adjusted Net Income (Loss) Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income (Loss) Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.
We have included Adjusted Net Income (Loss) Attributable to U.S. Concrete and Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income (Loss) Attributable to U.S. Concrete and Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income (Loss) Attributable to U.S. Concrete and Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.
The following tables reconcile (i) Adjusted Net Income (Loss) Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in millions except per share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss) Attributable to U.S. Concrete Reconciliation
Net income (loss) attributable to U.S. Concrete	$6.6	$0.7	$3.5	$(2.0)
Add/(subtract): Income tax expense (benefit)	4.3	0.7	(0.6)	—
Adjusted income (loss) before income taxes	10.9	1.4	2.9	(2.0)
Add: Non-cash stock compensation expense	2.5	9.4	6.2	11.1
Add/(subtract): Non-cash change in value of contingent consideration	(5.8)	0.3	(5.5)	1.3
Add: Purchase accounting adjustments for inventory	2.6	—	4.2	—
Add: Acquisition-related costs	—	0.7	1.3	0.8
Add: Realignment initiative costs	0.9	—	0.9	—
Add: Officer transition expenses	—	0.6	0.2	0.6
Add: Loss on mixer truck fire	—	0.1	—	0.7
Subtract: Eminent domain matter	—	(5.3)	—	(5.3)
Subtract: Hurricane-related loss recoveries, net	—	(2.1)	—	(2.1)
Adjusted income before income taxes	11.1	5.1	10.2	5.1
Subtract: Normalized income tax expense(1)	3.0	1.4	2.8	1.4
Adjusted Net Income Attributable to U.S. Concrete	$8.1	$3.7	$7.4	$3.7

(1) Assumes a normalized effective tax rate of 27% in all periods.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share Reconciliation
Net income (loss) attributable to U.S. Concrete	$0.39	$0.04	$0.21	$(0.12)
Add: Income tax expense (benefit)	0.26	0.05	(0.04)	—
Adjusted income (loss) before income taxes	0.65	0.09	0.17	(0.12)
Add: Impact of non-cash stock compensation expense	0.15	0.57	0.37	0.68
Add/(subtract): Impact of non-cash change in value of contingent consideration	(0.35)	0.02	(0.33)	0.07
Add: Impact of purchase accounting adjustments for inventory	0.16	—	0.26	—
Add: Impact of acquisition-related costs	—	0.04	0.08	0.06
Add: Impact of realignment initiative costs	0.06	—	0.06	—
Add: Impact of officer transition expenses	—	0.03	0.01	0.03
Add: Impact of loss on mixer truck fire	—	0.01	—	0.04
Subtract: Impact of eminent domain matter	—	(0.32)	—	(0.32)
Subtract: Impact of hurricane-related loss recoveries, net	—	(0.13)	—	(0.13)
Adjusted income before income taxes	0.67	0.31	0.62	0.31
Subtract: Normalized income tax expense(1)	0.18	0.08	0.17	0.08
Adjusted Net Income Attributable to U.S. Concrete per Diluted Share	$0.49	$0.23	$0.45	$0.23

(1) Assumes a normalized effective tax rate of 27% in all periods.

Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment plus proceeds from the disposal of businesses and property, plant and equipment, eminent domain matter and property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$40.1	$18.7	$84.1	$40.6
Subtract: Purchases of property, plant and equipment	(6.9)	(10.9)	(14.2)	(18.1)
Add: Proceeds from disposals of businesses and property, plant and equipment	0.1	0.3	0.3	0.7
Add: Proceeds from eminent domain matter and property insurance claims	—	6.0	—	6.0
Adjusted Free Cash Flow	$33.3	$14.1	$70.2	$29.2

Net Debt
Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in millions).

	As of	As of
	June 30, 2020	December 31, 2019
Net Debt Reconciliation
Total debt, including current maturities and finance lease obligations	$758.9	$687.3
Subtract: cash and cash equivalents	17.5	40.6
Net Debt	$741.4	$646.7

Net Debt to Total Adjusted EBITDA
Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory and realignment initiative costs. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP.  The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") net income (in millions).

Twelve Months
Ended
June 30, 2020
Total LTM Adjusted EBITDA Reconciliation
Net income	$21.6
Add: Income tax expense	11.7
Income before income taxes	33.3
Add: Depreciation, depletion and amortization	94.0
Add: Interest expense, net	45.7
Add: Non-cash stock compensation expense	14.2
Add/(subtract): Non-cash change in value of contingent consideration	(4.0)
Add: Purchase accounting adjustments for inventory	4.2
Add: Realignment initiative costs	0.9
Add: Acquisition-related costs, net	0.6
Add: Litigation settlement cost	0.3
Add: Officer transition expenses	0.2
Total LTM Adjusted EBITDA	189.4

Net Debt	$741.4

Total debt to LTM net income	35.05x
Net Debt to Total LTM Adjusted EBITDA as of June 30, 2020	3.9x
Source: USCR-E

Contact:	U.S. Concrete, Inc. Investor Relations
844-828-4774
IR@us-concrete.com